UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

JAMESON STANFORD RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0969619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Item 1.01	Entry into a Material Definitive Agreement.

Mutual Release, Non-Disparagement, Stock Cancellation and Non-Solicitation Agreement

On September 24, 2014, Jameson Stanford Resources Corporation (the “Company”), Joseph Marchal (who is the Company’s CEO, President and Chairman of the Board of Directors) in his personal capacity, and Gregg Johnson, in his personal capacity, entered into a Mutual Release, Non-Disparagement, Stock Cancellation and Non-Solicitation Agreement with and between Robbie S. Chidester (“Chidester”), the Company’s former Chief Financial Officer, CFO Advantage Consulting L.C., a Utah limited liability company (“CFO Advantage”) that provided bookkeeping and accounting services to the Company (the “Agreement”). The material details of the Agreement are discussed below.

On or about October 29, 2012 Chidester was appointed as the Chief Financial Officer of the Company and he continued in that capacity through the date of his resignation on May 2, 2014. Concurrent with the appointment of Chidester, the Company retained the services of CFO Advantage, a company beneficially owned and controlled by Chidester, to provide bookkeeping and accounting services to the Company through June 2014. Subsequent to Mr. Chidester’s resignation, CFO Advantage continued to provide bookkeeping and accounting through June 2014. Certain disputes and controversies have arisen between the parties, including but not limited to, CFO Advantage’s claim for unpaid services in the amount of $13,715.86, allegations by the Company regarding certain services performed by Chidester and CFO Advantage, as well as disputes regarding the quantum of shares received by Chidester and CFO Advantage during the CFO Period (collectively, the “Disputes”). The terms of the Agreement include, among other items, that Chidester and CFO Advantage return to the Company for cancellation 500,000 shares of common stock of the Company; and further, that CFO Advantage cancel and declare null and void a total of $13,715.86 in billings it claimed to be owing by the Company to it. In connection with the Agreement, the Company has entered into a mutual release of all claims, actions, liabilities, causes of action and demands of any kind and nature, in law, in equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, for damages actual or consequential, past and future, arising out of or related, directly or indirectly, to the Disputes, Chidester’s service as the CFO of Jameson, CFO Advantages’ performance of services for Jameson or any facts or circumstances from which any of the foregoing matters arose.

After giving effect to the return and cancellation of 500,000 shares of common stock from Mr. Chidester pursuant to the Agreement, the Company would have 15,403,862 shares of common stock outstanding as of the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION.

Date: September 26, 2014	By:	/s/ Donna S. Moore
Donna S. Moore, Interim Chief Financial Officer

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